UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2012 (December 31, 2011)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 31, 2011, management approved the permanent shutdown and demolition of certain facilities at two U.S. locations, each of which was previously temporarily idled for different reasons. The identified facilities are the smelter located in Alcoa, Tennessee (capacity of 215,000 metric-tons-per-year) and two potlines (capacity of 76,000 metric-tons-per-year) at the smelter located in Rockdale, Texas (remaining capacity of 191,000 metric-tons-per-year composed of four potlines). Demolition and remediation activities related to these actions will begin in the first half of 2012 and are expected to be completed in 2015 for the Tennessee smelter and in 2013 for the two potlines at the Rockdale smelter.

This decision was made after a comprehensive strategic analysis was performed to determine the best course of action for each facility. Factors leading to this decision were in general focused on achieving sustained competitiveness and included specifically: lack of an economically viable, long-term power solution; changed market fundamentals; cost competitiveness; required future capital investment; and restart costs; among others.

As a result of this decision, management expects to record a charge of approximately $165 million ($105 million after-tax), composed of non-cash asset impairments of approximately $130 million ($85 million after-tax) and cash expenditures for environmental and asset retirement obligations of approximately $35 million ($20 million after-tax), in the quarter ended December 31, 2011. Additionally, management expects to record charges of $50 to $55 million for demolition costs and holding costs during the period from 2012 through 2016.

Amounts are still being finalized. Additional details of these actions will be provided in Alcoa’s 2011 Form 10-K.

A copy of Alcoa’s press release announcing these actions is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 2.06	Material Impairments.

The information set forth above in Item 2.05, “Costs Associated with Exit or Disposal Activities” relating to the asset impairment charges expected to be recorded by Alcoa in the quarter ended December 31, 2011 is incorporated herein by reference.

Item 8.01	Other Events.

Total restructuring-related charges for fourth quarter 2011, principally composed of the actions set forth above in Item 2.05, “Costs Associated with Exit or Disposal Activities,” are expected to be between $155 million and $165 million after-tax, or $0.15 to $0.16 per share, of which approximately 60% is non-cash.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated January 5, 2012.

Forward-Looking Statements

This report contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” “will likely result,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements about Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause Alcoa’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) the inability to complete the demolition, remediation or other activities related to the permanently closed facilities within the time periods anticipated, whether due to changes in regulations, technology or other factors; (b) changes in preliminary accounting estimates due to the significant judgments and assumptions required; and (c) the other risk factors discussed in Part I, Item 1A of Alcoa’s Form 10-K for the year ended December 31, 2010, as well as other reports filed with the Securities and Exchange Commission. Alcoa disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Graeme W. Bottger
Graeme W. Bottger
Vice President and Controller

Dated: January 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa Inc. press release dated January 5, 2012.

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